UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 12, 2010 (August 9, 2010)

Jackson Hewitt Tax Service Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-32215	20-0779692
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

3 Sylvan Way Parsippany, New Jersey	07054
(Address of principal executive office)	(Zip Code)

(973) 630-1040

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The information included in Item 4.02 below is incorporated herein by reference.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On August 9, 2010, the management of Jackson Hewitt Tax Service Inc. (the “Company”) concluded that the Company’s consolidated financial statements (the “Financial Statements”) for the fiscal year ended April 30, 2010 (“FY 2010”), as well as the related reports of the Company’s independent registered public accounting firm, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on July 14, 2010 (the “10-K”) should no longer be relied upon due to certain errors (the “Errors”) in the Company’s Consolidated Statement of Cash Flows for FY 2010. The Audit Committee and the Board of Directors of the Company authorized the filing by the Company with the SEC of an amendment to Form 10-K to restate the Financial Statements in order to correct the Errors (the “Restatement”). Today, the Company is filing the Restatement with the SEC.

The Errors related to (i) a classification of $1.5 million in cash paid during fiscal 2010 for acquisitions that were incorrectly reflected as an operating activity in accounts payable and should have been classified as cash paid for acquisitions in investing activities; (ii) an incorrect numerical sign within the cash flow supporting documentation which caused an error in classification of $2.4 million in restricted cash deposits between investing activities and operating activities; and (iii) a $2.5 million change in cash overdrafts between financing activities and operating activities. The effects of these items on the Company’s Consolidated Statement of Cash Flows for FY 2010 are summarized as follows:

	Fiscal Year Ended April 30, 2010
	As Reported	As Restated
Operating Activities:
Changes in assets and liabilities, excluding the impact of acquisitions:
Prepaid expenses and other	$(3,296)	$(906)
Accounts payable, accrued and other liabilities	(18,875)	(14,820)

Net cash used by operating activities	$(11,458)	$(5,013)

Investing Activities:
Restricted cash	$1,195	$(1,195)
Cash paid for acquisitions	(1,923)	(3,462)

Net cash used in investing activities	$(17,013)	$(20,942)

Financing Activities:
Change in cash overdrafts	$1,258	$(1,258)

Net cash provided in financing activities	$39,011	$36,495

The correction of the Errors does not change the Company’s net increase in cash and cash equivalents for fiscal 2010 or the amount of cash and cash equivalents as of April 30, 2010. Additionally, the changes in presentation have no effect on the Company’s Consolidated Statement of Operations, including net loss and loss per share, the Consolidated Balance Sheet or compliance with the financial covenants contained in the Company’s Amended and Restated Credit Agreement, as amended on April 30, 2010.

The Audit Committee discussed the matters disclosed in this Current Report on Form 8-K with the Company’s independent registered public accounting firm, Deloitte & Touche LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSON HEWITT TAX SERVICE INC.

By:	/S/ DANIEL P. O’BRIEN
Daniel P. O’Brien
Executive Vice President and Chief Financial Officer

Date: August 12, 2010